EXHIBIT 99.11

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the references to us under the heading "The Funds' Financial Highlights" appearing in the Prospectus and "Independent Certified Public Accountants" in the Statement of Additional Information contained in this Post-Effective Amendment No. 4 to the Registration Statement (1933 Act File No. 33-71320) of Eaton Vance Municipals Trust II filed on behalf of EV Traditional Florida Insured Municipals Fund, EV Traditional Hawaii Municipals Fund and EV Traditional Kansas Municipals Fund.

                                        /s/ Deloitte & Touche LLP
                                            ------------------------------------
                                            Deloitte & Touche LLP

February 29, 1996
Boston, Massachusetts